Exhibit 10.2

STOCKHOLDERS AGREEMENT

BY AND AMONG

INTERPRIVATE ACQUISITION CORP.

AND

THE STOCKHOLDERS PARTY HERETO

Dated as of March 12, 2021

STOCKHOLDERS AGREEMENT

This Stockholders Agreement (as the same may be amended, supplemented, amended and restated or otherwise modified from time to time in accordance with the terms hereof, this “Agreement”) is made and entered into effective as of March 12, 2021 by and among InterPrivate Acquisition Corp., a Delaware corporation (the “Company”), and each of the parties listed under “Stockholders” on the signature page hereto (collectively, the “Stockholders” and each, a “Stockholder”). The Company and the Stockholders are sometimes referred to herein collectively as the “Parties” and individually as a “Party.” Each capitalized term used but not defined herein will have the meaning ascribed to such term in Section 1.01.

RECITALS

WHEREAS, the Company and Aeva, Inc., a Delaware corporation (“Legacy Aeva”), are party to that certain Business Combination Agreement, dated as of November 2, 2020 (as it may be amended, supplemented, amended and restated or otherwise modified from time to time, the “Business Combination Agreement”), by and among the Company, WLLY Merger Sub Corp. (“Merger Sub”) and Legacy Aeva, pursuant to which, subject to the terms and conditions set forth therein, Merger Sub will merge with and into Legacy Aeva (the “Merger”), with Legacy Aeva surviving the Merger as a wholly owned subsidiary of the Company;

WHEREAS, capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to them in the Business Combination Agreement; and

WHEREAS, pursuant to the Business Combination Agreement, the Parties are entering into this Agreement to set forth certain understandings between the Parties with respect to certain governance and other matters of the Company.

NOW, THEREFORE, in consideration of the representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE I.

DEFINITIONS AND CONSTRUCTION

Section 1.01 Definitions. In addition to the terms defined elsewhere herein, the following terms have the following meanings when used herein with initial capital letters:

“Action” has the meaning set forth in the Business Combination Agreement.

“Affiliate” has the meaning set forth in Rule 12b-2 promulgated under the Exchange Act, as in effect on the date hereof.

“Agreement” has the meaning set forth in the Preamble hereto.

“Audit Committee Qualified Director” has the meaning set forth in Section 2.01(b)(iv).

“Audit Committee Qualified Founders Director” has the meaning set forth in Section 2.03.

“Beneficially Own” has the meaning set forth in Rule 13d-3 promulgated under the Exchange Act.

“Board” means the board of directors of the Company.

“Business Combination Agreement” has the meaning set forth in the Recitals hereto.

“Bylaws” means the Amended and Restated Bylaws of the Company, as amended or amended and restated from time to time.

“Canaan” shall mean Canaan XI L.P., a limited partnership formed under the Laws of the Cayman Islands.

“Canaan Director” has the meaning set forth in Section 2.01(b)(iv).

“Certificate of Incorporation” means the Second Amended and Restated Certificate of Incorporation of the Company, as amended, restated and/or amended and restated from time to time.

“Closing” has the meaning set forth in the Business Combination Agreement.

“Common Stock” means the Company’s common stock, with a par value of $0.001 per share.

“Company” has the meaning set forth in the Recitals hereto.

“Company Stockholders Meeting” means an annual meeting or special meeting of the stockholders of the Company, in each case, including any adjournment or postponement thereof, at which Directors are to be elected to the Board.

“control” (including its correlative meanings, “controlled by” and “under common control with”) has the meaning set forth in the Business Combination Agreement.

“Director” means any member of the Board.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“Founder” and “Founders” have the meanings set forth in Section 2.01(b)(ii).

“Founders Director” has the meaning set forth in Section 2.03(a)(ii).

“Governmental Authority” has the meaning set forth in the Business Combination Agreement.

“Incapacity” means, with respect to a Founder, (i) such Founder has been adjudged incompetent or insane by a court of competent jurisdiction, (ii) a court of competent jurisdiction has found that such Founder, due to advanced age, mental illness, mental infirmity, or physical incapacity, is unable to manage and care for such person’s own property, or (iii) the primary treating physician of such Founder, after having examined such Founder, has certified in writing that, in his or her professional opinion, such Founder is, by reason of advanced age, mental illness, mental infirmity, or physical incapacity, unable to properly manage and care for his or her own property.

“Independent Director” has the meaning set forth in Section 2.01(b)(iii).

“Initial Board” has the meaning set forth in Section 2.01(b).

“Initial Vacancies” has the meaning set forth in Section 2.01(a).

“IPV Director” has the meaning set forth in Section 2.01(b)(v).

“IPV Sponsor” means InterPrivate Acquisition Management LLC.

“Law” has the meaning set forth in the Business Combination Agreement.

“Legacy Aeva” has the meaning set forth in the Preamble hereto.

“Lux” means, collectively, Lux Opportunities and Lux Ventures.

“Lux Director” has the meaning set forth in Section 2.01(b)(iii).

“Lux Opportunities” means Lux Co-Investment Opportunities, L.P., a Delaware limited partnership.

“Lux Ventures” means Lux Ventures IV, L.P., a Delaware limited partnership.

“Merger” has the meaning set forth in the Recitals hereto.

“Merger Sub” has the meaning set forth in the Recitals hereto.

“Non-Recourse Party” has the meaning set forth in Section 4.14.

“NYSE” means the New York Stock Exchange.

“Parties” or “Party” has the meaning set forth in the Preamble hereto.

“Person” has the meaning set forth in the Business Combination Agreement.

“Representative” has the meaning set forth in the Business Combination Agreement.

“Stockholders” has the meaning set forth in the Recitals hereto.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which: (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote generally in the election of directors (or similar fiduciaries) is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; or (ii) if a limited liability company, partnership, association or other business entity, a majority of the total voting power of limited liability company interests, partnership interests, stock or equivalent ownership interest of the limited liability company, partnership, association or other business entity is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of the limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing member, managing director or other governing body or general partner of such limited liability company, partnership, association or other business entity.

“Transaction” has the meaning set forth in the Business Combination Agreement.

“Transaction Document” has the meaning set forth in the Business Combination Agreement.

Section 1.02 Rules of Construction. For all purposes of this Agreement, except as otherwise provided in this Agreement or unless the context otherwise requires:

(a) the meanings of defined terms are applicable to the singular as well as the plural forms of such terms;

(b) the words “hereof”, “herein”, “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement;

(c) references in this Agreement to any Law shall be deemed also to refer to such Law, and all rules and regulations promulgated thereunder;

(d) whenever the words “include”, “includes” or “including” are used in this Agreement, they shall mean “without limitation”;

(e) the captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement;

(f) pronouns of any gender or neuter shall include, as appropriate, the other pronoun forms; and

(g) all references to “or” shall be construed in the inclusive sense of “and/or.”

ARTICLE II.

CORPORATE GOVERNANCE MATTERS

Section 2.01 Composition of the Board of Directors. The Company represents and warrants that immediately prior to the execution and delivery hereof:

(a) The Board shall consist of seven director positions, with two vacancies (the “Initial Vacancies”) and five directors (the “Initial Board”) as provided in Section 2.01(b) below;

(b) The Initial Board consists of the following individuals, each of whom shall serve as a Director until his successor is duly elected and qualified in accordance with this Agreement, the Certificate of Incorporation and the Bylaws, subject to such individual’s earlier death, resignation or removal:

(i) Soroush Salehian Dardashti;

(ii) Mina Rezk (together with Mr. Salehian, the “Founders” and each, a “Founder”);

(iii) one (1) Director who meets the independence requirements under the listing rules of the NYSE (such Director, an “Independent Director”) designated by Lux (the “Lux Director”), who shall be Shahin Farshchi;

(iv) one (1) Director who meets the independence requirements under Rule 10A-3 promulgated under the Exchange Act with respect to service on the audit committee of the Board (such Director, an “Audit Committee Qualified Director”) designated by Canaan (the “Canaan Director”), who shall be Hrach Simonian; and

(v) one Audit Committee Qualified Director designated by IPV Sponsor (the “IPV Director”), who shall be Ahmed M. Fattouh.

Section 2.02 Nomination Rights of Founders. Notwithstanding anything to the contrary contained herein or in any other Transaction Document, each of the Founders and the Company agree (it being understood that such agreement is solely between the Company and each Founder, and not any other Stockholder) that, subject to the rules of the NYSE, from and after the Closing and until such time as a Founder Beneficially Owns less than 5.0% of the outstanding Common Stock (or, if earlier, such Founder’s death or Incapacity):

(a) such Founder shall be entitled to nominate himself for election as a Director at the applicable Company Stockholders Meeting by written notice to the Company given (i) in the case of an annual meeting of the stockholders of the Company, no less than ninety (90) days prior to the one-year anniversary of the preceding year’s annual meeting (provided, however, that, if no annual meeting of the Company’s stockholders was held in the preceding year, not later than the ninetieth (90th) day prior to such annual meeting or, if later, the tenth (10th) day following the day on which public disclosure (as defined in the Bylaws) was first made by the Company; provided, further, that if the date of the annual meeting of the stockholders of the Company is more than thirty (30) days before or more than sixty (60) days after such anniversary date, not later than the ninetieth (90th) day prior to such annual meeting or, if later, the tenth (10th) day following the day on which public disclosure of the date of such annual meeting was first made by the Company) and (ii) in the case of a special meeting of the stockholders of the Company, not less than the later of ninety (90) days prior to such special meeting or the tenth (10th) day following the day on which public disclosure of the date of such special meeting was first made by the Company, which such notice shall include all information relating to such Founder that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) of the Exchange Act (including such Founder’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and

(b) if such Founder shall nominate himself for election as provided in Section 2.02(a), the Company shall (i) include such Founder as a nominee for election as a Director at the applicable Company Stockholders Meeting in its proxy solicitation materials (including any form of proxy it distributes) and, (ii) unless the Board (or a committee thereof) reasonably determines in good faith, after receiving an opinion of the Company’s outside counsel, that doing so would cause it to violate its fiduciary duties to stockholders under Law, recommend to the Company’s stockholders that such Founder be elected as a Director at such Company Stockholders Meeting.

For the avoidance of doubt, (i) each Founder’s right to nominate himself as a Director under this Section 2.02 (A) shall not be transferable and (B) shall not be subject to any requirement that stockholders provide advance notice of, or comply with any other procedures governing, the nomination of individuals for election to the Board as provided in the Bylaws, and (ii) no Founder shall be required to comply with the provisions of Section 2.02(a) with respect to an election of Directors at any Company Stockholders Meeting if the Board or any committee thereof shall have nominated such Founder for election as a Director without regard to the provisions of this Section 2.02.

Section 2.03 Vacancy. In the event that a vacancy on the Board is created at any time by the death, resignation, disqualification or removal of a member of the Initial Board prior to the due election and qualification of such member’s successor, such vacancy shall be filled pursuant to the Certificate of Incorporation; provided, however, that the Founders shall have the sole right to nominate individuals to fill each of the Initial Vacancies, (i) one of whom shall, if elected as a Director, qualify as an Audit Committee Qualified Director (such Director, the “Audit Committee Qualified Founders Director”) and (ii) the other of whom, if elected as a Director, need not qualify as an Independent Director (such Director, the “Founders Director”); provided further that, for the avoidance of doubt, both Initial Vacancies shall otherwise be filled pursuant to the Certificate of Incorporation.

Section 2.04 Chairperson of the Board. Mr. Rezk shall serve as Chairperson of the Board for so long as he is a Director; provided that, in the event Mr. Rezk is no longer a Director, Mr. Salehian shall serve as Chairperson of the Board for so long as he is a Director; provided further that, in the event each of Mr. Rezk and Mr. Salehian is no longer a Director, the successor Chairperson of the Board shall be elected as provided in the Bylaws.

Section 2.05 Classified Board. The Company represents and warrants that immediately prior to the execution and delivery hereof the Board is divided into three classes, with the Directors serving staggered three-year terms as follows:

(a) Class I Directors, whose initial terms continue through the 2022 annual meeting of the stockholders of the Company and include the IPV Director and the Audit Committee Qualified Founders Director;

(b) Class II Directors, whose initial terms continue through the 2023 annual meeting of the stockholders of the Company and include the Lux Director and the Canaan Director; and

(c) Class III Directors, whose initial terms continue through the 2024 annual meeting and include the Founders and the Founders Director.

Section 2.06 Indemnification and D&O Insurance. As promptly as reasonably practicable following the Closing, the Company shall enter into an indemnification agreement with each Director, each on substantially the same terms entered into with, and based on the same customary and reasonable form provided to, the other Directors. To the fullest extent permitted by applicable Law, the Company shall not amend, alter or repeal any right to indemnification, advancement of expenses or exculpation benefiting any Director nominated pursuant to this Agreement, as and to the extent consistent with applicable Law, contained in the Company’s Certificate of Incorporation or Bylaws (except to the extent such amendment or alteration permits the Company to provide broader rights to indemnification, advancement of expenses or exculpation). The Company shall (a) purchase directors’ and officers’ liability insurance in an amount determined by the Board to be reasonable and customary and (b) for so long as a Director nominated pursuant to this Article II serves as a Director of the Company, maintain such coverage with respect to such Director and shall take all actions necessary to extend such coverage for a period of not less than six years from any removal or resignation of such Director, in respect of any act or omission occurring at or prior to such event.

Section 2.07 Reimbursement of Expenses. The Company shall reimburse the Directors for all reasonable and documented out-of-pocket expenses incurred in connection with their attendance at meetings of the Board and any committees thereof, including travel, lodging and meal expenses.

Section 2.08 Restrictions on Other Agreements. No Party shall grant any proxy or enter into or agree to be bound by any voting trust, agreement or arrangement of any kind with any Person if and to the extent the terms thereof conflict with the provisions of this Agreement.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES OF EACH STOCKHOLDER

Each Stockholder on its own behalf hereby represents and warrants to the Company and the other Stockholders, severally and not jointly, with respect to such Stockholder as of the date of this Agreement, as follows:

Section 3.01 Organization; Authority.

(a) If a Stockholder is a legal entity, (i) such Stockholder (1) is duly incorporated or formed, duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization and (2) has all requisite corporate or other entity power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby and (ii) the execution and delivery by such Stockholder of this Agreement, the performance and compliance by such Stockholder with each of its obligations herein and the consummation by such Stockholder of the transactions contemplated hereby have been duly authorized by all necessary corporate or other entity action on the part of such Stockholder.

(b) If a Stockholder is an individual, such Stockholder has the legal capacity to enter into this Agreement and perform his obligations hereunder.

(c) This Agreement constitutes a valid and binding obligation of such Stockholder enforceable in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at Law).

Section 3.02 No Consent. Except as provided in this Agreement, no consent, approval or authorization of, or designation, declaration or filing with, any Governmental Authority or other Person on the part of such Stockholder is required in connection with the execution, delivery and performance of this Agreement, except where the failure to obtain such consents, approvals, authorizations or to make such designations, declarations or filings would not materially interfere with a such Stockholder’s ability to perform his or its obligations under to this Agreement. If such Stockholder is an individual, no consent of such Stockholder’s spouse is necessary under any “community property” or other Laws for the execution and delivery of this Agreement or the performance of such Stockholder’s obligations hereunder.

Section 3.03 No Conflicts; Litigation. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance with the terms hereof, will, (a) if such Stockholder is a legal entity, conflict with or violate any provision of the organizational documents of such Stockholder or (b) violate, conflict with or result in a breach of, or constitute a default (with or without notice or lapse of time or both) under any provision of, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to such Stockholder or to such Stockholder’s property or assets, except, in the case of this clause (b), that would not reasonably be expected to impair, individually or in the aggregate, such Stockholder’s ability to fulfill its obligations under this Agreement. As of the date of this Agreement, there is no Action pending or, to the knowledge of such Stockholder, threatened, against such Stockholder or any of such Stockholder’s Affiliates or any of their respective assets or properties that would materially interfere with such Stockholder’s ability to perform his or its obligations under this Agreement or that would reasonably be expected to prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement.

ARTICLE IV.

GENERAL PROVISIONS

Section 4.01 Effectiveness; Termination. Notwithstanding anything to the contrary contained herein, but subject to the early termination of any provision as a result of an amendment to this Agreement agreed to by the Parties as provided under Section 4.04, this Agreement (other than Section 2.02 (which, for the avoidance of doubt, shall terminate as provided therein), the last sentence of Section 2.06 (which, for the avoidance of doubt, shall terminate as provided therein) and this Article IV) shall terminate at such time at which all of the members of the Initial Board shall cease to serve as directors.

Section 4.02 No Agreement as Director or Officer. Each Stockholder is signing this Agreement solely in his or its capacity as a stockholder of the Company. No Stockholder makes any agreement or understanding in this Agreement in such Stockholder’s capacity as a Director or officer of the Company or a director, officer, manager or other fiduciary of any of its Subsidiaries (if such Stockholder holds such office). Nothing in this Agreement will limit or affect any actions or omissions taken by a Stockholder in his capacity as a Director or officer of the Company or as a director, officer, manager or other fiduciary of any of its Subsidiaries, and no actions or omissions taken in such Stockholder’s capacity as such shall be deemed a breach of this Agreement. Nothing in this Agreement will be construed to prohibit, limit or restrict a Stockholder from exercising his fiduciary duties as a Director or officer of the Company (or as a director, officer, manager or other fiduciary of any of its Subsidiaries) to the Company or its stockholders.

Section 4.03 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by email or by registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 4.03):

If to the Company, to:

Aeva, Inc.

555 Ellis Street

Mountain View, California 94043

Attn: Soroush Salehian; Peter Chess

Email: Soroush@aeva.ai; Pchess@aeva.ai

with copies (which shall not constitute notice) to:

Latham & Watkins LLP

811 Main Street, Suite 3700

Houston, TX 77002

Attn: Ryan J. Maierson

Email: Ryan.Maierson@lw.com

If to a Stockholder, to such address set forth on the Stockholder’s signature page or to such other address or addresses as such Stockholder may from time to time designate in writing to the Company.

Any Party may change its address for notice at any time and from time to time by written notice to the other Parties, and such change of address shall become effective thirty (30) days after delivery of such notice as provided in this Section 4.03.

Section 4.04 Amendment; Waiver.

(a) The terms and provisions of this Agreement may be modified or amended only with the written approval of the Company and each of the Stockholders.

(b) Except as expressly set forth in this Agreement, neither the failure nor delay on the part of any Party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.

(c) No Party shall be deemed to have waived any claim arising out of this Agreement, or any right, remedy, power or privilege under this Agreement, unless the waiver of such claim, right, remedy, power or privilege is expressly set forth in a written instrument duly executed and delivered on behalf of such Party, and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

(d) Any Party may unilaterally waive any of its rights hereunder in a signed writing delivered to the Company.

Section 4.05 Further Assurances. To the fullest extent permitted by Law, the Stockholders agree to sign such further documents, cause such meetings to be held, resolutions passed and do and perform and cause to be done such further acts and things reasonably necessary in order to give full effect to this Agreement and every provision hereof. To the fullest extent permitted by Law, the Company shall not directly or indirectly take any action that is intended to, or would reasonably be expected to result in, the Stockholders being deprived of the rights contemplated by this Agreement.

Section 4.06 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each Party, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Section 4.14.

Section 4.07 Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware applicable to contracts executed in and to be performed in that State, without regard to conflict of laws principles. All Actions arising out of or relating to this Agreement or the transactions contemplated hereby shall be heard and determined exclusively in the Court of Chancery of the State of Delaware; provided, that if jurisdiction is not then available in the Court of Chancery of the State of Delaware, then any such legal Action may be brought in any federal court located in the State of Delaware or any other Delaware state court. The Parties hereby (a) irrevocably submit to the exclusive jurisdiction of the aforesaid courts for themselves and with respect to their respective properties for the purpose of any Action arising out of or relating to this Agreement or the transactions contemplated hereby brought by any Party, and (b) agree not to commence any Action relating thereto except in the courts described above in Delaware, other than Actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein. Each of the Parties further agrees, to the fullest extent permitted by applicable Law, that notice as provided in this Agreement shall constitute sufficient service of process and the Parties further waive any argument that such service is insufficient. Each of the Parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Action arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the Action in any such court is brought in an inconvenient forum, (ii) the venue of such Action is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

Section 4.08 Waiver of Jury Trial. Each of the Parties hereby waives, to the fullest extent permitted by applicable Law, any right it may have to a trial by jury with respect to any Action arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the Parties (a) certifies that no Representative, agent or attorney of any other Party has represented, expressly or otherwise, that such other Party would not, in the event of any Action, seek to enforce that foregoing waiver and (b) acknowledges that it and the other Party have been induced to enter into this Agreement and the Transactions, as applicable, by, among other things, the mutual waivers and certifications in this Agreement.

Section 4.09 Specific Performance. The Parties acknowledge and agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof. Each Stockholder agrees with the Company (and only with the Company) that, in the event of any breach or threatened breach by any other Party of any covenant or obligation contained in this Agreement, the Company shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in the Court of Chancery of the State of Delaware or, if that court does not have jurisdiction, any federal court located in the State of Delaware or any other Delaware state court without proof of actual damages or otherwise, in addition to any other remedy to which they are entitled at Law or in equity as expressly permitted in this Agreement. Each Founder agrees with the Company (and only with the Company) that, in the event of any breach or threatened breach by the other Party of Section 2.02 of this Agreement, such Founder or the Company, as the case may be, shall be entitled to seek an injunction or injunctions to prevent such breach or to enforce specifically the performance of the terms and provisions of Section 2.02 of this Agreement in the Court of Chancery of the State of Delaware or, if that court does not have jurisdiction, any federal court located in the State of Delaware or any other Delaware state court without proof of actual damages or otherwise, in addition to any other remedy to which such Party is entitled at Law or in equity as expressly permitted in this Agreement. Each Stockholder hereby further agrees with the Company (and only with the Company) to waive (a) any defense in any action for specific performance that a remedy at Law would be adequate and (b) any requirement under any Law to post security or a bond as a prerequisite to obtaining equitable relief.

Section 4.10 Entire Agreement; Assignment. This Agreement sets forth the entire understanding of the Parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the Parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned (whether pursuant to a merger, by operation of Law or otherwise) by any Party without the prior express written consent of the other Parties.

Section 4.11 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 4.12 Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 4.13 Counterparts. This Agreement may be executed and delivered (including by facsimile or portable document format (pdf) transmission) in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

Section 4.14 No Recourse. This Agreement may only be enforced against, and any claim or cause of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement, the transactions contemplated hereby or the subject matter hereof may only be made against the Parties and no past, present or future Affiliate, director, officer, employee, incorporator, member, manager, partner, shareholder, agent, attorney or representative of any Party or any past, present or future Affiliate, director, officer, employee, incorporator, member, manager, partner, stockholder, agent, attorney or representative of any of the foregoing (each, a “Non-Recourse Party”) shall have any liability for any obligations or liabilities of the Parties or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby. Without limiting the rights of any Party against the other Parties, in no event shall any Party or any of its Affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Non–Recourse Party.

[Signature Pages Follow.]

IN WITNESS WHEREOF, the Parties have executed this Agreement on the day and year first above written.

COMPANY:

INTERPRIVATE ACQUISITION CORP.

By:	/s/ Ahmed M. Fattouh
Name:	Ahmed M. Fattouh
Title:	Chairman and Chief Executive Officer

[Signature Page to Stockholders Agreement]

STOCKHOLDERS:

INTERPRIVATE ACQUISITION MANAGEMENT LLC

By: InterPrivate Capital LLC

By:	/s/ Ahmed M. Fattouh
Name:	Ahmed M. Fattouh
Title:	Managing Member of InterPrivate LLC, the Manager of InterPrivate Capital LLC

ADDRESS:

1350 Avenue of the Americas
New York, NY 10019

[Signature Page to Stockholders Agreement]

LUX CO-INVESTMENT OPPORTUNITIES, L.P.

By: Lux Co-Invest Partners, LLC
Its: General Partner

By:	/s/ Peter Herbert
Name:	Peter Herbert
Title:	Managing Director

ADDRESS:

1600 El Camino Real - Suite 290
Menlo Park, CA, 94025

[Signature Page to Stockholders Agreement]

LUX VENTURES IV, L.P.

By: Lux Partners IV, LLC
Its: General Partner

By:	/s/ Peter Herbert
Name:	Peter Herbert
Title:	Managing Director

ADDRESS:

1600 El Camino Real - Suite 290
Menlo Park, CA, 94025

[Signature Page to Stockholders Agreement]

CANAAN XI L.P.

By:	/s/ Hrach Simonian
Name:	Hrach Simonian
Title:	Manager

ADDRESS:

Riverside Ave., Suite 250
Westport, CT 06880

[Signature Page to Stockholders Agreement]

/s/ Soroush Salehian
SOROUSH SALEHIAN DARDASHTI

ADDRESS:

555 Ellis St.
Mountain View, CA 94043

[Signature Page to Stockholders Agreement]

/s/ Mina Rezk
MINA REZK

ADDRESS:

555 Ellis St.
Mountain View, CA 94043

[Signature Page to Stockholders Agreement]